UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2023

PLUS THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-34375	33-0827593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4200 Marathon Blvd. Suite 200
Austin, Texas		78756
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (737) 255-7194

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PSTV	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Plus Therapeutics, Inc. (the “Company”) was held on April 20, 2023 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on six proposals, as described in the Company’s Definitive Proxy Statement, filed on Schedule 14A on March 7, 2023 (the “Proxy Statement”), including the following proposal: approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the outstanding shares of the Company’s common stock, at a ratio of not less than 1-for-3 and not greater than 1-for-15, with the exact ratio and effective time of the reverse stock split to be determined by the Board of Directors of the Company (the “Reverse Stock Split Proposal”).

The Company had 35,418,165 shares of common stock and one share of Series F preferred stock (the “Preferred Stock”) issued and outstanding at the close of business on March 3, 2023, the record date for eligibility to vote at the Annual Meeting, and there were present at the Annual Meeting (in person virtually or represented by valid proxy) a total of 15,496,411 shares of common stock and one share of Preferred Stock.

As previously described in the Proxy Statement, the holder of record of the one outstanding share of Preferred Stock was entitled to 50,000,000 votes, had the right to vote only on the Reverse Stock Split Proposal, and such votes were automatically voted in the same proportion as the shares of common stock voted on the Reverse Stock Split Proposal. Holders of the Company’s common stock were entitled to one vote per share.

The Reverse Stock Split Proposal submitted to a vote of the Company’s stockholders at the Annual Meeting was approved. The ratio and effective date of the reverse stock split will be reported on a separate Current Report on Form 8-K once approved by the Company’s Board of Directors.

The proposals and the results of the stockholder votes are as follows:

1. Proposal to elect six directors to serve until the 2024 annual meeting or until their successors are duly elected and qualified:

	For	Withheld	Broker Non-Votes
Howard Clowes	5,306,629	1,189,249	9,000,533
An van Es-Johansson	5,387,484	1,108,394	9,000,533
Richard J. Hawkins	5,364,397	1,131,481	9,000,533
Marc H. Hedrick, M.D.	5,700,185	795,693	9,000,533
Robert Lenk	5,308,285	1,187,593	9,000,533
Greg Petersen	5,675,200	820,678	9,000,533

2. Proposal to ratify the appointment of BDO USA, LLP as the Company’s independent auditors for the 2023 fiscal year:

For	Against	Abstain
14,681,590	617,972	196,849

3. Proposal to provide a non-binding advisory vote on the compensation of the Company’s named executive officers:

For	Against	Abstain
4,580,421	1,735,989	179,468

4. Proposal to provide a non-binding advisory vote on the frequency of holding future non-binding advisory votes on executive officer compensation:

One Year	Two Years	Three Years	Abstain
5,695,824	105,972	401,874	292,208

5. Proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our issued and outstanding shares of common stock, at a specific ratio, ranging from one-for-three (1:3) to one-for-fifteen (1:15):

For	Against	Abstain
52,798,957	12,179,757	517,698

6. Proposal to approve the third amendment and restatement of the Company’s 2020 Stock Incentive Plan:

For	Against	Abstain
4,279,475	2,112,637	103,766

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
Exhibit Number	Description
10.1	Plus Therapeutics, Inc. 2020 Stock Incentive Plan, as further amended and restated
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUS THERAPEUTICS, INC.

Date:	April 21, 2023	By:	/s/ Marc H. Hedrick, M.D.
Marc H. Hedrick, M.D. President and Chief Executive Officer